As filed with the Securities and Exchange Commission on October 6, 2000.

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  iEXALT, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                                         75-1667097
  (State or Other Jurisdiction                          (I.R.S. Employer
 of Incorporation or Organization)                     Identification No.)

                                  4301 WINDFERN
                              HOUSTON, TEXAS 77041
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                            ------------------------


          LETTER AGREEMENT WITH CONSULTING & STRATEGY INTERNATIONAL LLC
                              (Full Title of Plan)

                            ------------------------

                                Donald W. Sapaugh
                             Chief Executive Officer
                                  4301 WINDFERN
                              HOUSTON, TEXAS 77041
                     (Name and Address of agent for service)

                                 (281) 600-4000
          (Telephone Number, including area code, of agent for service)

                            ------------------------

                                    Copy to:
                              Seth A. Farbman, P.C.
                                 Seth A. Farbman
                               138-54 Jewel Avenue
                               Flushing, NY 11367
                                 (718) 261-4327

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                                                    AGGREGATE
                                                  AMOUNT TO          OFFERING            AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED      BE REGISTERED (1)      PRICE (2)       REGISTRATION FEE (2)
============================================= ================= =================== ====================
Common Stock, par value $.001 per share              600,000          $628,140            $166
============================================= ================= =================== ====================

(1) This Registration Statement relates to 600,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon conversion of certain options granted pursuant to the terms of the Letter Agreement with Consulting and Strategy International LLC.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on October 3, 2000, $1.0469

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.


ITEM 1. PLAN INFORMATION

      The information required to be provided pursuant to this Item to the participants Franklin C. Fisher, Jr. and Steve Tebo, principals of Consulting & Strategy International LLC, is set forth in the Letter Agreement with Consulting & Strategy International LLC ("Letter Agreement"). See Exhibit 4.1.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The written statement required to be provided to participants pursuant to this Item 2 is set forth in the Letter Agreement referenced in Item 1 above.

      We will provide without charge to each participant in the written compensation contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 2. Requests may be forwarded to iExalt, Inc., Don Sapaugh, 4301 Windfern, Houston, Texas 77041, (281) 600-4000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The contents of the following documents filed by iEXALT, INC., a Nevada corporation ("iEXALT" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

    (i) Annual Report on Form 10-KSB for the fiscal year ended August 31, 1999 as filed on November 29, 1999; and

    (ii) Quarterly Reports on Form 10-QSB for the quarters ended November 30, 1999, February 29, 2000, and May 31, 2000; and

    (iii) Current Reports on Form 8-K as filed on October 15, 1999 (as amended on December 15, 1999), December 16, 1999 (as amended on February 14,
            2000), January 28, 2000 (as amended on March 16, 2000), July 26, 2000 (as amended on September 25, 2000), July 27, 2000 and
            September 19, 2000.

    All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration

Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to each participant in the written compensation contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (i) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (ii) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NGCL also permits the registrant to purchase and maintain insurance on behalf of the registrants directors and officers against any liability arising out of their status as officers and directors, whether or not the registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

    Our Articles of Incorporation and bylaws provide that we shall, to the fullest extent allowed by applicable law, indemnify any director, officer, employee, agent or other representative of iExalt in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. Our Articles of Incorporation and bylaws also provide that, by resolution of the board of directors, we may pay any expenses incurred by our directors, officers, employees, agents or other of our representatives of in defending such an action, in advance of the final disposition of such action.

    The NGCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. Our Articles include a provision eliminating the personal liability of directors for breach of fiduciary duty to the extent allowed under applicable law.

    Our bylaws provide that we may maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the NGCL. We carry directors and officers liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

    The above discussion of the NGCL and our Articles of Incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by the NGCL and our Articles of Incorporation and bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8.     EXHIBITS

  EXHIBIT
  NUMBER.                       DESCRIPTION OF EXHIBIT
  -------      -----------------------------------------------------------------
    3.1        Restated Articles of Incorporation of the Company (filed as
               Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ending February 29, 2000 as filed with the Commission on April 14, 2000).

    3.2 Amended bylaws of the Company (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ending February 29, 2000 as filed with the Commission on April 14,
               2000).

    4.1 Letter Agreement between iEXALT, INC. and Consulting & Strategy International LLC dated September 25, 2000 (filed herewith).

    5.1        Opinion of Seth A. Farbman, P.C. (filed herewith).

    23.1       Consent of Jones, Jensen & Company (filed herewith).

    23.2       Consent of Harper & Pearson Company, P.C. (filed herewith).

    23.3       Consent of Baird, Kurtz & Dobson (filed herewith).

    23.4       Consent of Seth A. Farbman, P.C. (included in Exhibit 5.1).


ITEM 9. UNDERTAKINGS

      (a)   UNDERTAKING TO UPDATE

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)   UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of October, 2000.

                                          iEXALT, INC.

                                          By: /s/ DONALD W. SAPAUGH
                                             -----------------------------------
                                          Donald W. Sapaugh
                                          CHIEF EXECUTIVE OFFICER

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 5th day of October, 2000.


              SIGNATURE                                   TITLE
              ---------                                   -----
/s/ Donald W. Sapaugh                     Chief Executive Officer and Chairman
----------------------------------        of the Board (principal executive
    Donald W. Sapaugh                     officer)

/s/ JAMES W. CARROLL                      Chief Financial Officer, (principal
-------------------------------------     accounting officer)
    James W. Carroll

/s/ HUNTER M. A. CARR                     Director
-------------------------------------
    Hunter M. A. Carr

/s/ MORRIS H. CHAPMAN                     Director
-------------------------------------
    Morris H. Chapman

/s/ VICTORIA R. A. CARR                   Director
-------------------------------------
    Victoria R. A. Carr

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER.                       DESCRIPTION OF EXHIBIT
  -------      -----------------------------------------------------------------
    3.1        Restated Articles of Incorporation of the Company (filed as
               Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ending February 29, 2000 as filed with the Commission on April 14, 2000).

    3.2 Amended bylaws of the Company (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ending February 29, 2000 as filed with the Commission on April 14,
               2000).

    4.1 Letter Agreement between iEXALT, INC. and Consulting & Strategy International LLC dated September 25, 2000 (filed herewith).

    5.1        Opinion of Seth A. Farbman, P.C. (filed herewith).

    23.1       Consent of Jones, Jensen & Company (filed herewith).

    23.2       Consent of Harper & Pearson Company, P.C. (filed herewith).

    23.3       Consent of Baird, Kurtz & Dobson (filed herewith).

    23.4       Consent of Seth A. Farbman, P.C. (included in Exhibit 5.1).